UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 23, 2006
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
Exhibit 23.1
Exhibit 99.1
Exhibit 99.2

     This form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Allergan, Inc. under Items 1.01, 2.01, 2.03 and 9.01 on March 23, 2006. This amendment is being filed to include the financial information required under Item 9.01.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     As previously reported, on March 17, 2006, Banner Acquisition, Inc., a Delaware corporation (“Banner”), and a wholly owned subsidiary of Allergan, Inc., a Delaware corporation (“Allergan”), accepted for exchange 34,647,820 shares of common stock (together with the associated preferred stock purchase rights) of Inamed Corporation, a Delaware corporation (“Inamed”), representing approximately 93.86 percent of the shares of Inamed common stock then outstanding. The Inamed shares were acquired pursuant to an offer to exchange (the “Offer”) any and all outstanding shares of Inamed common stock (together with the associated preferred stock purchase rights) for, per Inamed share, $84.00 in cash or 0.8498 of a share of Allergan common stock (together with the associated preferred stock purchase rights), at the election of the holder and subject to proration to the extent tendering Inamed stockholders requested cash for more than 45% of the aggregate shares of Inamed common stock tendered or Allergan common stock for more than 55% of the aggregate shares of Inamed common stock tendered. The Offer expired at 11:59 p.m., Eastern time, on Friday, March 17, 2006, and all validly tendered shares of Inamed common stock were accepted for purchase promptly thereafter.
     The aggregate amount of cash paid by Banner for the shares of Inamed common stock exchanged pursuant to the Offer was approximately $1.31 billion and the aggregate number of shares of Allergan common stock issued pursuant to the Offer was 16,194,051 shares.
     Following the completion of the Offer, and pursuant to the Agreement and Plan of Merger, dated as of December 20, 2005, by and among Allergan, Banner and Inamed (as amended by Amendment No. 1 thereto, dated as of March 11, 2006, the “Merger Agreement”), on March 23, 2006, Allergan completed its acquisition of Inamed through a merger of Banner with and into Inamed (the “Inamed Merger”), with Inamed surviving the Inamed Merger as a wholly owned subsidiary of Allergan. In the Inamed Merger, each share of Inamed common stock outstanding immediately prior to the effective time of the Inamed Merger was cancelled and converted into the right to receive, per Inamed share, $84.00 in cash or 0.8498 of a share of Allergan common stock (together with the associated preferred stock purchase rights), at the election of the holder and subject to proration to the extent former Inamed stockholders requested cash for more than 45% of the aggregate shares of Inamed common stock cancelled in the Inamed Merger or Allergan common stock for more than 55% of the aggregate shares of Inamed common stock cancelled in the Inamed Merger. The aggregate amount of cash paid in the Inamed Merger was approximately $81.7 million and the aggregate number of shares of Allergan common stock issued in connection with the Inamed Merger was 1,010,576 shares. These numbers do not include shares of Allergan common stock and cash paid to option holders for outstanding options to purchase an additional approximately 1.0 million shares of Inamed common stock which were cancelled in the Inamed Merger and converted into the right to receive an amount of cash equal to 45% of the “in the money” value of the option and a number of shares of Allergan common stock with a value equal to 55% of the “in the money” value of the option. The aggregate amount of cash paid in the settlement of outstanding options was $17.9 million and the aggregate number of shares of Allergan common stock issued in connection with the option settlement was 237,066 shares.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of business acquired

The audited consolidated financial statements of Inamed Corporation as of December 31, 2005 and December 31, 2004 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005 and related financial statement schedule previously filed by Inamed Corporation on Form 10-K with the U.S. Securities and Exchange Commission on March 22, 2006 are filed as Exhibit 99.1 to this amendment and incorporated herein by this reference.

(b)	Pro forma financial information

The unaudited pro forma combined condensed financial statements with respect to the transaction described in Item 2.01 are filed as Exhibit 99.2 to this amendment and incorporated herein by this reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: June 6, 2006	By:	/s/ Matthew J. Maletta

	Name:	Matthew J. Maletta
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description of Exhibit
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Audited consolidated financial statements of Inamed Corporation as of December 31, 2005 and December 31, 2004 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005 and related financial statement schedule.
99.2	Unaudited pro forma combined condensed financial statements

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